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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 4, 2000


                                   FUNCO, INC.
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             (Exact name of Registrant as Specified in its Charter)

                                    Minnesota
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                 (State or other Jurisdiction of Incorporation)

            0-21876                                      41-1609563
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    (Commission File Number)                   (IRS Employer Identification No.)

10120 West 76th Street, Eden Prairie, Minnesota                55344
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   (Address of Principal Executive Offices)                  (Zip Code)

              Registrant's Telephone Number, Including Area Code    952-946-8883
                                                                    ------------

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           Former Name or Former Address, if Changed Since Last Report



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Item 5. Other Events.

On May 4, 2000, Funco, Inc. (the "Registrant") entered into an Agreement and Plan of Merger (the "B&N Merger Agreement") with Barnes & Noble, Inc., a Delaware corporation ("B&N"), and B&N Acquisition Corporation, a Minnesota corporation and an indirect wholly owned subsidiary of B&N ("Purchaser"). Subject to the terms and conditions of the B&N Merger Agreement, B&N agreed to cause Purchaser to acquire control of the Registrant through a cash tender offer (the "Offer") to purchase all of the Registrant's issued and outstanding common stock, par value $.01 per share (the "Shares"), for $24.75 per Share, or an aggregate purchase price of approximately $161.5 million.

Completion of the Offer is subject to the satisfaction of certain conditions which include, without limitation, the following: (i) there shall have been validly tendered and not withdrawn a number of Shares which, together with all Shares owned, directly or indirectly, by B&N or Purchaser, represents at least 51% of the total voting power of the Registrant's outstanding Shares and (ii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Following the completion of the Offer (and subject to certain conditions), Purchaser will be merged with and into the Registrant, with the Registrant surviving as an indirect wholly owned subsidiary of B&N (the "Merger"). In the Merger, those shareholders of the Registrant who did not tender their Shares (other than B&N and its subsidiaries and shareholders exercising dissenters' rights) will be entitled to receive the same price per Share that is offered in the Offer for each Share held by them.

On March 31, 2000, the Registrant had entered into an Agreement and Plan of Merger with Electronics Boutique Holdings Corp. ("EB") and EB Acquisition Corporation, as amended (the "EB Merger Agreement"). On May 4, 2000, the Registrant terminated the EB Merger Agreement pursuant to its terms. Under the terms of the EB Merger Agreement, the Registrant is required to pay a termination fee equal to $3,000,000 plus up to $500,000 in expenses incurred by EB in connection with the proposed transaction. Pursuant to the B&N Merger Agreement, B&N has transferred funds to a bank account designated by the Registrant in an amount equal to the termination fee to be paid by the Registrant to EB pursuant to the EB Merger Agreement.

The terms and conditions of the acquisition (including the Merger) are more fully described in the B&N Merger Agreement, which is attached as Exhibit 2(a) to this Form 8-K.


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Item 7. Financial Statement and Exhibits


 (c)     Exhibits

         2(a) Agreement and Plan of Merger, dated as of May 4, 2000, by and among Barnes & Noble, Inc., B&N Acquisition Corporation and the Registrant

         2(b) Shareholder Agreement, dated as of May 4, 2000, by and between Barnes & Noble, Inc. and David R. Pomije

         99 Press release, dated May 4, 2000, announcing the execution of the B&N Merger Agreement (filed under cover of Registrant's 14D-9 on May 5, 2000, and incorporated herein by reference)



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             FUNCO, INC.


                                             /s/ Stanley A. Bodine
                                             ---------------------
                                             By Stanley A. Bodine
                                             Its President

Date: May 10, 2000




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                                  Exhibit Index

Exhibit Nos.

2(a) Agreement and Plan of Merger, dated as of May 4, 2000, by and among Barnes & Noble, Inc., B&N Acquisition Corporation and the Registrant

2(b) Shareholder Agreement, dated as of May 4, 2000, by and between Barnes & Noble, Inc. and David R. Pomije

99 Press release, dated May 4, 2000, announcing the execution of the B&N Merger Agreement (filed under cover of Registrant's 14D-9 on May 5, 2000, and incorporated herein by reference)



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